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                                  EXHIBIT 10.9















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                 POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION

                1994 RECOGNITION AND RETENTION PLAN FOR EMPLOYEES

1.    Establishment of the Plan; Creation of Separate Trust

      1.01 Pocahontas Federal Savings and Loan Association (the "Bank") hereby establishes the Bank 1994 Recognition Plan for Employees (the "Plan") upon the terms and conditions hereinafter stated in this Recognition Plan.

      1.02 A separate trust or trusts has been established to purchase the shares of the Bank's Common Stock that will be awarded hereunder (the "Trust"). If a Recipient hereunder fails to satisfy the conditions of the Plan and forfeits all or any portion of the Bank's Common Stock awarded to him, such forfeited shares will be returned to said Trust.

2.    Purpose of the Plan

      The purpose of the Plan is to retain key employees and officers of experience and ability by providing such persons with a proprietary interest in the Bank as compensation for their contributions to the Bank and its Affiliates and as an incentive to make such contributions and to promote the Bank's growth and profitability in the future

3.    Definitions

      The following words and phrases when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural:

      "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Bank, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

      "Award" means the grant by the Committee of Restricted Stock, as provided in the Plan.

      "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.

      "Board" means the Board of Directors of the Bank.

      "Change in Control" of the Bank or the Company shall mean:

      No benefit shall be payable under this Section 5 unless there shall have been a Change in Control of the Bank or Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank or Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act'); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and
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Regulations promulgated by the Office of Thrift Supervision, as in effect on the date hereof; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "Person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 25% or more of the Bank's or the Company's outstanding securities except that securities issued by the Bank, in connection with its initial public offering, to the Company and/or the Bank's employee benefit plans and that continue to be held by such Company or plans shall not be counted in determining whether such Company or plans are the beneficial owner of more than 25% of the Bank's securities; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the resulting entity occurs; or
(d) a tender offer is made for 25% or more of the outstanding securities of the Bank or Company and shareholders owning beneficially or of record 25 % or more of the outstanding securities of the Bank or Company have tendered or offered to sell their shares pursuant to such tender offer. Notwithstanding the foregoing, a "Change in Control" of the Bank or the Company shall not be deemed to have occurred if the Company ceases to own at least 51 % of all outstanding shares of stock of the Bank in connection with a conversion of the Company from mutual to stock form.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means a Committee of the Board consisting of all non-employee Directors of the Bank.

      "Company" means Pocahontas Federal Mutual Holding Company, Inc.

      "Common Stock" means shares of the common stock of the Bank.

      "Continuous Service" means the absence of any interruption or termination of service as an of fleer or Employee of the Bank. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Bank or in the case of transfers between payroll locations of the Bank or between the Bank, its parent, its subsidiaries or its successor.

      "Conversion Transaction" means the conversion of the Company from the mutual to stock form of organization either on a stand-alone basis or in the context of a merger conversion.

      "Director" means a member of the Board.

      "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.


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      "Effective Date" shall be April 4, 1994.

      "Employee" means any person who is currently employed by the Bank or an Affiliate, including officers.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Normal Retirement" means retirement at or after the normal or early retirement date set forth in the Bank's Employee Stock Ownership Plan, or any successor tax qualified plan.

      "Recipient" means an Employee of the Bank who receives a Restricted Stock Award under this Plan.

      "Restricted Period" means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 6 hereof with respect to Restricted Stock awarded under the Plan.

      "Restricted Stock" means shares of Common Stock which have been contingently awarded to a Recipient by the Committee subject to the restrictions referred to in Section 5 hereof, so long as such restrictions are in effect.

      "Stock Offering" means the initial public offering of the Common Stock of the Bank.

4.    Administration of the Plan.

      4.01 Role of the Committee. The Plan shall be administered and interpreted by the Committee, which shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Restricted Stock Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

      4.02 Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that except as provided in Section 6.05, the Board may not revoke any Restricted Stock Award except in the event of revocation for Cause, or with respect to unearned Restricted Stock Awards in the event a Recipient of a Restricted Stock Award voluntarily terminates employment with the Bank prior to Normal Retirement.

      4.03 Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Restricted Stock Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any


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threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Bank shall indemnify such member against expense (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Bank and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

5.    Grant of Awards to Employees

      5.01 Eligibility. Key employees of the Bank and its Affiliates are eligible to receive Restricted Stock Awards.

      5.02 Awards to Employees. The Committee may determine which of the Employees referenced in Section 5.01 will be granted Restricted Stock Awards and the number of shares covered by each Award; provided, however, that in no event shall any Awards be made that will violate the Charter, Bylaws or Plan of Reorganization from Mutual Savings Bank to Mutual Company, and Stock Issuance Plan of the Bank or any applicable federal or state law or regulation. Shares of Restricted Stock which are awarded by the Committee shall, on the date of the Award, be registered in the name of the Recipient and transferred from the trust to the Recipient, in accordance with the terms and conditions set forth in
Section 5.03 hereof. In the event Restricted Stock is forfeited for any reason, the Committee, from time to time, may determine which of the Employees referenced in Section 5.01 will be granted additional Restricted Stock Awards to be awarded from forfeited or reserved shares of Restricted Stock held by the Trust. In selecting those Employees to whom Restricted Stock Awards will be granted and the number of shares covered by such Awards, the Committee shall consider the position and responsibilities of the eligible Employees, the length and value of their services to the Bank and its Affiliates, the compensation paid to the Employees and any other factors the Committee may deem relevant, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Bank and its Affiliates. All allocations by the Committee shall be subject to review, and approval or rejection, by the Board.

      Except as provided in Sections 6.02, 6.03 and 6.04, no Restricted Stock shall be earned unless the Recipient maintains Continuous Service with the Bank or any Affiliate until the restrictions lapse.

      5.03 Manner of Award. As promptly as practicable after a determination is made pursuant to Section 5.02 that a Restricted Stock Award has been granted, the Committee shall notify the Recipient in writing of the grant of the Award, the number of shares of Restricted Stock covered by the Award, and the terms upon which the Restricted Stock subject to the Award may be earned. Upon notification of an Award of Restricted Stock, the Recipient shall execute and return to the Bank a restricted stock agreement setting forth the terms and conditions under which the Recipient shall earn the Restricted Stock (the "Restricted Stock Agreement"), together with a stock power endorsed in blank. Thereafter, the Recipient's Restricted Stock and stock power shall be deposited with an escrow agent specified by the Bank (the "Escrow Agent") who shall hold such Restricted Stock under the terms and conditions set forth in the Restricted Stock Agreement. Each certificate in respect of shares of Restricted Stock Awarded under the Plan shall be registered in the name of the Recipient.


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6.    Terms and Conditions of Restricted Stock

      The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs 6.01 through 6.09 of this
Section 6, to provide such other terms and conditions (which need not be identical among Recipients) in respect of such Awards, and the vesting thereof, as the Committee shall determine.

      6.01 General Rules. Unless the Committee shall specifically state to the contrary at the time a Restricted Stock Award is granted, Restricted Stock shall be earned by a Recipient at the rate of twenty percent (20 % ) of the aggregate number of shares covered by the Award at the end of each full twelve months of consecutive service with the Bank or an Affiliate after the date of grant of the Award; provided, however, that no shares shall be earned during any period that the Recipient fails to maintain Continuous Service with the Bank or an Affilate; provided, further, that the Committee may provide for a less or more rapid earnings rate than set forth herein for any or all Awards awarded subsequent to the date of this Plan; and provided, further, that no shares shall be earned for any year in which the Bank is not meeting all of its fully phased-in capital requirements. Subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Recipient, except as hereinafter provided, during the Restricted Period. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

      6.02 Continuous Service; Forfeiture. Except as provided in Section 6.04 hereof, if a Recipient ceases to maintain Continuous Service for any reason (other than death, Disability or Normal Retirement as provided in Section 6.03), unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Recipient and which at the time of such termination of Continuous Service are subject to the restrictions imposed by Section 6.01 shall upon such termination of Continuous Service be forfeited and returned to the Trust.

      6.03 Exception for Termination Due to Death Disability or Normal Retirement. Notwithstanding the general rule contained in 6.01, Restricted Shares awarded to a Recipient whose employment with the Bank or an Affiliate terminates due to death or Disability or Normaal Retirement, or any part thereof that has not theretofore been earned, shall be deemed earned as of the Recipient's last day of employment with the Bank or an Affiliate.

      6.04 Exception for Terminations after a Change in Control. Notwithstanding the general rule contained in Section 6.01, all Restricted Stock subject to a Restricted Stock Award held by a Recipient whose service as an Employee of the Bank or an Affiliate terminates following a Change in Control of the Bank or the Company shall be deemed earned as of the Recipient's last day of service with the Bank or an Affiliate.

      6.05 Revocation for Cause. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Restricted Stock Award, or portion thereof, previously awarded under this Plan, to the extent Restricted Stock has not been redelivered by the Escrow Agent to the Recipient, whether or not yet earned, in the case of an Employee whose employment


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is terminated by the Bank or an Affiliate for cause (as hereinafter defined), or who is discovered after termination of employment to have engaged in conduct that would have justified termination for Cause. "Cause" is defined as personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Bank or an Affiliate.

      6.06 Restricted Stock Legend. Each certificate in respect of shares of Restricted Stock awarded under the Plan shall bear the following (or a similar) legend:

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Pocahontas Federal Savings and Loan Association 1994 Recognition and Retention Plan for Employees. Copies of such Plan are on file in the office of the Secretary of Pocahontas Federal Savings and Loan Association, 203 West Broadway, Pocahontas, Arkansas 72455 3420. "

      6.07 Payment of Dividends. After a Restricted Stock Award has been granted but before such Award has been earned, the Recipient shall receive any cash dividends or stock dividends paid with respect to such shares. Unless the Recipient has made an election under Section 83(b) of the Internal Revenue Code, any dividends so paid on shares which have not yet been earned by the Recipient shall be treated as compensation income to the Recipient when paid.

      6.08 Voting of Restricted Shares. After a Restricted Stock Award has been granted, the Recipient as owner of such shares shall have the right to vote such shares.

      6.09 Delivery of Earned Shares. At the expiration of the restrictions imposed by Section 6.01, the Escrow Agent shall redeliver to the Recipient (or where the relevant provision of Section 6.02 applies in the case of a deceased Recipient, to his Beneficiary, the certificate(s) and stock power deposited with it pursuant to Section 6.04 and the shares represented by such certificate(s) shall be free of the restrictions referred to Section 6.01.

7.    Adjustments Upon Changes in Capitalization

      In the event of any change in the outstanding shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Bank, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Recipient with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Escrow Agent in the manner provided in Section 6.06 hereof.


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8.    Assignments and Transfers

      No Award nor any right or interest of a Recipient under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Recipient, by will or the laws of descent and distribution.

9.    Treatment of Forfeited Shares

      In the event shares of Restricted Stock are forfeited by a Recipient hereunder, such shares shall be returned to the Trust and shall be held and accounted for by such Trust pursuant to the terms of the trust agreement until such time as the Committee re-awards such shares to another Recipient, in accordance with the terms of this Plan and the applicable state and federal laws, rules and regulations.

10.   Employee Rights Under the Plan

      No Employee shall have a right to be selected as a Recipient nor, having been so selected, to be selected again as a Recipient and no Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Bank or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to be retained in the employ of the Bank or any Affiliate.

11.   Withholding Tax

      Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Recipient under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Bank shall have the right to require the Recipient or other person receiving such shares to pay the Bank the amount of any taxes which the Bank is required to withhold with respect to such shares, or, in lieu thereof, to retain or sell without notice, a sufficient number of shares held by it to cover the amount required to be withheld. The Bank shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Bank is required to withhold with respect to such dividend payments.

12.   Treatment of Restricted Stock in the Event of Conversion Transaction

      In the event that the Company converts to stock form in a Conversion Transaction, any Restricted Stock shall be exchanged into shares of Common Stock of the Stock Company, provided, however, that if for any reason such shares are not to be exchanged, the Stock Company shall, simultaneously with the closing of the Conversion Transaction, purchase Restricted Stock for cash equal to the fair market value of shares of Common Stock. Any exchange of shares or cash payment for shares shall be subject to applicable federal and state regulations and, if necessary, subject to the approval of the appropriate regulatory authorities.

13.   Amendment or Termination

      The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 6 hereon no amendment shall be made without approval of the stockholders of the Bank which shall (i) materially increase the aggregate number of shares with respect to which


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Awards may be made under the plan, (ii) materially increase the aggregate number of shares which may be subject to Awards to Recipients, or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Recipient, without his consent, in any Award theretofore made pursuant to the Plan.

14.   Governing Law

      The Plan shall be governed by the laws of the State of Arkansas.

15.   Term of Plan

      The Plan shall become effective upon its adoption by the Board, subject to the Bank's completion of the Stock Offering and the approval of the Plan by stockholders. It shall continue in effect for a term of ten years unless sooner terminated under Section 13 hereof.


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